                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): March 16, 2006

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             0-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 15, 2006, our management recommended to the Audit Committee of our Board of Directors, and the Audit Committee approved the recommendation, that our unaudited financial statements for the interim fiscal periods ended December 31, March 31, and June 30 be restated for fiscal 2005 and the comparable periods of fiscal 2004 (the "Relevant Quarters") for certain amounts that were incorrectly classified in the consolidated balance sheets and consolidated statements of cash flows. Pending the finalization of the restatements of the consolidated balance sheets and consolidated statements of cash flows for the Relevant Quarters, the previously issued consolidated financial statements for these periods should not be relied upon.

During the financial reporting review process related to our 2005 annual report, an error was discovered in the consolidated statement of cash flows for the year ended September 30, 2003 related to the reporting of the change in deferred income taxes as a source of operating cash flow from operations rather than a use of cash in operations. The Company reanalyzed its consolidated statements of cash flows for fiscal 2005 and 2004 and identified additional misclassifications. During our reevaluation we noted certain highly liquid investments that had maturities of less than three months that should have been reported as cash and cash equivalents. As a result the Company will restate its consolidated balance sheets at December 31, 2004, March 31, 2005 and June 30, 2005.

The restatement of the consolidated statement of cash flows will affect the subtotal of net cash provided by or used in operating activities, net cash provided by or used in investing activities , the effects of changes on exchange rates on cash and the beginning and end of period reported balances of cash and cash equivalents. The restatements are not expected to have any effect on previously reported net income (loss) or earnings per share.

The Company plans to file the applicable restated financial statements as soon as practicable.

The Company's Audit Committee has discussed the matters disclosed in this Form 8-K and reviewed the matters with our independent registered public accounting firm, KPMG LLP, for fiscal periods in 2004 and 2005.